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                                                        EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (File Nos. 2-60491 and 811-2794) (the "Registration Statement") of MFS Series Trust III (the "Trust"), of my opinion dated May 13, 1998, appearing in Post-Effective Amendment No. 25 to the Trust's Registration Statement.


                                              JAMES R. BORDEWICK, JR.
                                              --------------------------
                                              James R. Bordewick, Jr.
                                              Assistant Secretary

Boston, Massachusetts
March 29, 1999